Exhibit 99.1

Hain Celestial Provides Preliminary Fourth Quarter Results

Announces Date for Fourth Quarter and Fiscal Year 2022 Earnings Release and Conference Call

Introduces Initial Fiscal Year 2023 Guidance

Lake Success, NY, August 9, 2022—The Hain Celestial Group, Inc. (Nasdaq: HAIN) (“Hain Celestial”, “Hain” or the “Company”), a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East providing consumers with A Healthier Way of Life®, today reported preliminary financial results for the fourth quarter ended June 30, 2022. The company is also providing initial guidance for fiscal year 2023.

Preliminary Fourth Quarter 2022 Results
•Net sales of approximately $457 million
•Adjusted net sales of approximately $447 million
•Net income of approximately $3 million
•Adjusted EBITDA of approximately $35 million

Fourth quarter adjusted net sales, which exclude an approximate 440 basis point currency headwind, were approximately flat compared to the prior year period, below our previous low to mid single digit growth guidance. Within North America, the United States delivered approximately 8% adjusted net sales growth, which excludes the That’s How We Roll acquisition – approximately 180 basis points higher than the run rate for the first nine months of fiscal year 2022. Strong distribution momentum, innovation, share growth and robust pricing drove the continued topline strength.

International adjusted net sales in the fourth quarter, which exclude an approximate 930 basis point currency headwind, were below our expectation, declining approximately 10% compared to the prior year period. As reported by other companies that compete throughout Europe and the United Kingdom, we also faced numerous challenges driven by high inflation, the Russia-Ukraine war, low consumer confidence, and softness in the plant-based categories. That said, we are well positioned with nine leading share brands and delivered strong share gains in a number of categories, with momentum carrying into fiscal year 2023.

Adjusted EBITDA in the fourth quarter was approximately $33 million below the prior year period. The majority of the year over year adjusted EBITDA decline occurred in the International business unit, driven by lower net sales compared to the prior year period, inflation higher than our expectation and manufacturing deleverage. In North America, we continued to battle high inflation and supply disruptions, with progress made throughout the quarter to set us up for a stronger start to fiscal year 2023. Additionally, the fourth quarter adjusted EBITDA includes charges of approximately $10 million to eliminate several unprofitable brands and SKUs and write off obsolete inventory on our sanitizer business, as we elected to continue to aggressively reshape the portfolio during the quarter.

Mark Schiller, Hain Celestial President and Chief Executive Officer said, “While we are disappointed with our overall results this quarter, the major drivers were the extremely volatile environment in Europe and our decision to eliminate unprofitable SKUs to better position ourselves going forward. That said, we remain encouraged by the continued strength of our growth brands across the globe and the progress we are making in addressing inflation and ongoing supply challenges. As a result, we expect continued strong growth and momentum in North America in fiscal year 2023. In International, it is very difficult to forecast in such a volatile and challenging environment. Our initial guidance assumes modestly improved performance as the year progresses.”

The Company has not yet completed its quarterly financial close or audit processes. The Company intends to provide its full financial results for the fourth quarter and full fiscal year on August 25, 2022. Until that time, the preliminary results described in this press release are estimates only and remain subject to change and finalization based on management’s ongoing review of results of the quarter and completion of all quarter-end and year-end close and audit processes.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Fiscal Year 2023 Outlook
The Company expects a return to growth with low single digit adjusted net sales growth and adjusted EBITDA growth on a constant currency basis driven by:
•Ongoing momentum in North America
•2023 price increases, most of which are already accepted by retail partners, to offset expected mid teens year over year inflation
•A robust productivity pipeline and
•An uncertain, but improving, retail environment in the United Kingdom, with continued challenges in Europe

Conference Call and Webcast Information
Hain Celestial will host a conference call and webcast on Thursday, August 25, 2022 at 8:30 AM Eastern Time to discuss its results and business outlook. Investors interested in participating in the live call can dial 877-407-9716 from the U.S. and 201-493-6779 internationally. The call will be webcast and the accompanying presentation will be available under the Investor Relations section of the Company’s website at www.hain.com.

Contacts:

Investor Relations:
Chris Mandeville and Anna Kate Heller
ICR
hain@icrinc.com

Media: Robin Shallow
robin@robincomm.com

About The Hain Celestial Group, Inc.

The Hain Celestial Group, Inc. (Nasdaq: HAIN) is a leading organic and natural products company that has been committed to creating A healthier way of Life® since 1993. Headquartered in Lake Success, NY with operations in North America, Europe, Asia and the Middle East, Hain Celestial’s food and beverage brands include Celestial Seasonings®, Clarks™, Cully & Sully®, Earth’s Best®, Ella’s Kitchen®, Frank Cooper’s®, Garden of Eatin’®, Hain Pure Foods®, Hartley’s®, Health Valley®, Imagine®, Joya®, Lima®, Linda McCartney’s® (under license), MaraNatha®, Natumi®, New Covent Garden Soup Co.®, ParmCrisps®, Robertson’s®, Rose’s® (under license), Sensible Portions®, Spectrum®, Sun-Pat®, Terra®, The Greek Gods®, Thinsters®, Yorkshire Provender® and Yves Veggie Cuisine®. Hain Celestial’s personal care brands include Alba Botanica®, Avalon Organics®, JASON®, Live Clean® and Queen Helene®. For more information, visit hain.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our future performance, results of operations and financial condition; foreign exchange rates; our strategic initiatives, business strategy, supply chain, brand portfolio, pricing actions and product performance; current or future macroeconomic trends; and future corporate acquisitions or dispositions.

Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: challenges and uncertainty resulting from the impact of competition; our ability to manage our supply chain effectively; input cost inflation; supply chain disruptions, cybersecurity risks and other risks arising from the Russia-Ukraine war; disruption of operations at our manufacturing facilities; reliance on independent contract manufacturers; challenges and uncertainty resulting from the COVID-19 pandemic; changes to consumer preferences; customer concentration; reliance on independent distributors; the availability of organic ingredients; risks associated with our international sales and operations; risks associated with outsourcing arrangements; our ability to execute our cost reduction initiatives and related strategic initiatives; our ability to identify and complete acquisitions or divestitures and our level of success in integrating acquisitions; our reliance on independent certification for a number of our products; the reputation of our Company and our brands; our ability to use and protect trademarks; general economic conditions; foreign exchange risk; the United Kingdom’s exit from the European Union; cybersecurity incidents; disruptions to information technology systems; the impact of climate change; liabilities, claims or regulatory change with respect to environmental matters; potential liability if our products cause illness or physical harm; the highly regulated environment in which we operate; pending and future litigation; compliance with data privacy laws; compliance with our credit agreement; the discontinuation of LIBOR; our ability to issue preferred stock; the adequacy of our insurance

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

coverage; impairments in the carrying value of goodwill or other intangible assets; and other risks and matters described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: adjusted net sales, adjusted EBITDA and adjusted EBITDA on a constant currency basis. The Company defines adjusted net sales as net sales adjusted for the impact of foreign currency changes, acquisitions, divestitures and discontinued brands. The Company defines adjusted EBITDA as net income before net interest expense, income taxes, depreciation and amortization, equity in net loss of equity-method investees, stock-based compensation, net, unrealized currency gains and losses, litigation and related costs, plant closure related costs, net, productivity and transformation costs, warehouse and manufacturing consolidation and other costs, costs associated with acquisitions, divestitures and other transactions, gains or losses on sales of assets and businesses, inventory write-downs, impairment of long-lived assets and other adjustments. Adjusted EBITDA on a constant currency basis reflects adjusted EBITDA, as defined above, excluding the impact of foreign currency changes.

The reconciliations of historic non-GAAP financial measures to the comparable GAAP financial measures are provided below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read in connection with the Company’s Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP when available.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs associated with acquisitions and divestitures, productivity and transformation costs, impairments, gains or losses on sales of assets and businesses, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company’s GAAP financial results.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Non-GAAP to GAAP Reconciliation Tables

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Net Sales Growth
(unaudited and in thousands)

Q4 FY22	North America	International	Hain Consolidated
Net sales	$296,851	$160,159	$457,010
Acquisitions, divestitures and discontinued brands	(29,634)	—	(29,634)
Impact of foreign currency exchange	1,243	18,385	19,628
Net sales on a constant currency basis adjusted for acquisitions, divestitures and discontinued brands	$268,460	$178,544	$447,004

Q4 FY21
Net sales	$253,348	$197,305	$450,653
Divestitures and discontinued brands	(778)	(32)	(810)
Net sales adjusted for divestitures and discontinued brands	$252,570	$197,273	$449,843

Net sales growth (decline)	17.2%	(18.8)%	1.4%
Impact of acquisitions, divestitures and discontinued brands	(11.4)%	—%	(6.4)%
Impact of foreign currency exchange	0.5	9.3%	4.4%
Net sales growth (decline) on a constant currency basis adjusted for acquisitions, divestitures and discontinued brands	6.3%	(9.5)%	(0.6)%

* These preliminary results are estimates only and remain subject to change and finalization based on management’s ongoing review of results of the quarter and completion of all quarter-end and year-end close and audit processes.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA
(unaudited and in thousands)

	Fourth Quarter
	2022	2021

Net income	$3,042	$40,485
Net income from discontinued operations, net of tax	—	—
Net income from continuing operations	$3,042	$40,485

Depreciation and amortization	12,453	11,801
Equity in net loss of equity-method investees	1,528	566
Interest expense, net	4,549	1,099
Provision for income taxes	3,291	7,896
Stock-based compensation, net	3,322	3,771
Unrealized currency (gains) losses	(162)	1,287
Litigation and related costs
Litigation expenses	2,298	943
Proceeds from insurance claim	—	—
Restructuring activities
Plant closure related costs, net	34	41
Productivity and transformation costs	1,726	3,620
Warehouse/manufacturing consolidation and other costs	89	4,061
Acquisitions, divestitures and other
Transaction and integration costs, net	1,904	1,815
Gain on sale of assets	(2)	(4,900)
Gain on sale of businesses	—	(3,897)
Impairment charges
Inventory write-down	(305)	(732)
Long-lived asset and intangibles impairment	1,600	244
Adjusted EBITDA	$35,367	$68,100

* These preliminary results are estimates only and remain subject to change and finalization based on management’s ongoing review of results of the quarter and completion of all quarter-end and year-end close and audit processes.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com